Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-204068 of our report dated March 26, 2015 (June 5, 2015 as to Note 17) relating to the consolidated financial statements of MINDBODY, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 5, 2015